UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2016

VERISIGN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

12061 Bluemont Way, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)
(703) 948-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of VeriSign, Inc. (the “Company”) held on June 9, 2016, the Company’s stockholders approved the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “Amended 2006 Plan”). The Company’s Board of Directors previously approved the Amended 2006 Plan, subject to stockholder approval.

The Amended 2006 Plan limits the compensation (including equity and cash awards) paid to any non-employee director in any calendar year to an aggregate dollar value of $600,000, with an exception to allow for up to two times such limit for grants made in the first year of service or first year designated as chairman or lead director. The Amended 2006 Plan also makes certain technical and administrative revisions to the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan (the “2006 Plan”), which was last approved by stockholders on May 26, 2011.  These include (i) to replace the references to extraordinary items in the 2006 Plan with “items that are unusual in nature or infrequently occurring” to track changes in U.S. GAAP as a result of Accounting Standards Update 2015-01, which eliminated the concept of extraordinary items, (ii) to allow withholding shares more than the minimum tax withholding obligations, but limited to the maximum statutory tax rate, to track changes in U.S. GAAP as a result of Accounting Standards Update 2016-09, and (iii) to extend the termination date of the 2006 Plan to June 9, 2026. The approval by our stockholders at the Meeting also acted as a stockholder approval of the material terms under which performance based compensation is to be paid, including the performance goals, so that payments under the Amended 2006 Plan may continue to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, or Section 162(m) of the Code, to the extent applicable.

The Amended 2006 Plan is described in Proposal No. 3 in the Company’s proxy statement for the 2016 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 29, 2016 (“2016 Proxy Statement”). The descriptions of the Amended 2006 Plan contained herein and in the 2016 Proxy Statement are qualified in their entirety by reference to the full text of the Amended 2006 Plan, a copy of which was filed as Appendix A to the 2016 Proxy Statement and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the Company's Annual Meeting of Stockholders six proposals were voted on at the meeting. The results of each proposal are as follows:
Proposal No. 1 to elect seven directors of the Company, each to serve until the next annual meeting, or until a successor has been elected and qualified or until the director’s earlier resignation or removal, was approved by the stockholders. The nominees received the following votes:

Nominees	For	Withheld	Broker Non-Vote
D. James Bidzos	93,228,254	1,063,943	5,968,875
Kathleen A. Cote	93,409,827	882,370	5,968,875
Thomas F. Frist III	94,074,136	218,061	5,968,875
Jamie S. Gorelick	94,058,047	234,150	5,968,875
Roger H. Moore	93,524,163	768,034	5,968,875
Louis A. Simpson	79,299,408	14,992,789	5,968,875
Timothy Tomlinson	93,774,082	518,115	5,968,875

In Proposal No. 2, stockholders of the Company approved, on a non-binding, advisory basis, the Company's executive compensation. The voting results were as follows:

For:	92,651,045
Against:	1,600,390
Abstain:	40,762
Broker Non-Votes:	5,968,875

In Proposal No. 3, stockholders of the Company approved the Amended and Restated VeriSign, Inc. 2006 Equity Incentive Plan. The voting results were as follows:

For:	92,444,141
Against:	1,807,993
Abstain:	40,063
Broker Non-Votes:	5,968,875

In Proposal No. 4, stockholders of the Company approved the amendment to the Company's Fifth Amended and Restated Certificate of Incorporation to permit the Board of Directors to amend the Company's bylaws. The voting results were as follows:

For:	91,869,661
Against:	2,378,907
Abstain:	43,629
Broker Non-Votes:	5,968,875

In Proposal No. 5, stockholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. This proposal received the following votes:

For:	99,873,136
Against:	343,088
Abstain:	44,848
Broker Non-Votes:	0

In Proposal No. 6, stockholders of the Company did not approve a stockholder proposal requesting that the Board of Directors take steps to permit stockholder proxy access. This proposal received the following votes:

For:	27,396,826
Against:	66,006,827
Abstain:	888,544
Broker Non-Votes:	5,968,875

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: June 10, 2016	By:	/s/ Thomas C. Indelicarto
Thomas C. Indelicarto
Executive Vice President, General Counsel and Secretary